Exhibit 10.20
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT is entered into as of December 4, 2008, by CleanTech Biofuels, Inc. (the “Company”) and                                          (the “Officer”).
ARTICLE 1
ACQUISITION OF SHARES
1.1 Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to the Officer, and Officer agrees to purchase, 60,000 Shares. The sale and purchase shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.
1.2 Consideration. The Officer agrees to pay $0.36 for each Purchased Share, which may be paid pursuant to a note in a form satisfactory to the Company.
1.3 Defined Terms. Capitalized terms not defined above are defined in Section 10 of this Agreement.
ARTICLE 2
OTHER RESTRICTIONS ON TRANSFER
2.1 Officer Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Officer hereby represents and warrants to the Company as follows:
(a) The Officer is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.
(b) The Officer understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Officer obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Officer further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.
(c) The Officer is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject only to the satisfaction of certain conditions. The Officer acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d) The Officer will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Officer agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased.
(e) The Officer has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Officer has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.
(f) The Officer is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Officer is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.
2.2 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.
2.3 Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Officer shall not, without the prior written consent of the Company’s managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (whether such shares or any such securities are then owned by the Officer or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate-two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split. an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection 2.3. This Subsection 2.3 shall not apply to Shares registered in the public offering under the Securities Act, and the Officer shall be subject to this Subsection 2.3 only if the Officers and officers of the Company are subject to similar arrangements.
2.4 Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.
ARTICLE 3
SUCCESSORS AND ASSIGNS
Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Officer and the Officer’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof
ARTICLE 4
NO RETENTION RIGHTS
Nothing in this Agreement shall confer upon the Officer any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Officer) or of the Officer, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
ARTICLE 5
TAX ELECTION
The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Officer should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Officer acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Officer requests the Company or its representatives to make this filing on his or her behalf.

ARTICLE 6
LEGENDS
Legends. All certificates evidencing Purchased Shares shall bear the following legends:
“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.
ARTICLE 7
NOTICE
Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Officer at the address that he or she most recently provided to the Company.
ARTICLE 8
ENTIRE AGREEMENT
This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

ARTICLE 9
CHOICE OF LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, as such laws are applied to contracts entered into and to be performed entirely within such State.
ARTICLE 10
DEFINITIONS
10.1 “Agreement” shall mean this Stock Purchase Agreement.
10.2 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
10.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.
10.4 “Company” shall mean CleanTech Biofuels, Inc., a Delaware corporation.
10.5 “Employee” shall mean any individual who is a common law employee of the Company, a Parent or a Subsidiary.
10.6 “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.
10.7 “Outside Officer” shall mean a member of the Board of Directors who is not an Employee.
10.8 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
10.9 “Purchased Shares” shall mean the Shares purchased by the Officer pursuant to this Agreement.
10.10 “Securities Act” shall mean the Securities Act of 1933, as amended.
10.11 “Service” shall mean service as an Employee, Outside Officer or Consultant.
10.12 “Share” shall mean one share of Stock.
10.13 “Stock” shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

10.14 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
10.15 “Transferee” shall mean any person to whom the Officer has directly or indirectly transferred any Purchased Share.
10.16 “Transfer Notice” shall mean the notice of a proposed transfer of Purchased Shares described in Section 2.

OFFICER:

Print Name:

CLEANTECH BIOFUELS INC.

Officer